Exhibit 99.1

MobileIron Announces Fiscal First Quarter 2015 Financial Results

Surpassed 8,500 cumulative customers who have purchased our platform since 2009

MOUNTAIN VIEW, Calif., April 30, 2015 - MobileIron (NASDAQ: MOBL), the leader in enterprise mobility security and management, today announced results for its first fiscal quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

•                  Gross billings were $36.4 million, up 20% year-over-year

•                  GAAP revenue was $33.5 million, up 19% year-over-year

•                  Non-GAAP revenue was $32.7 million, up 23% year-over-year

•                  GAAP net loss per share was $0.27; non-GAAP net loss per share was $0.21

“In Q1, we won hundreds of customers, expanded our go-to-market presence with new channel partners, and delivered product innovations, but we fell short of expectations for two main reasons: we saw a large shift by customers to our monthly subscription offering and a number of deals did not close as expected,” said Bob Tinker, CEO, MobileIron.

First Quarter 2015 Business Highlights

Platform

•                  Extended our partnership with Google by delivering day zero support for Android for Work, Google’s new security framework for Android

•                  Launched our Content Security Service, which is designed to address an important security challenge for enterprises.  With CSS, enterprise workers can securely store enterprise documents in personal and enterprise cloud storage.

•                  Launched 16 new AppConnect-enabled applications in the first quarter, from partners such as IBM, Intralinks, and salesforce.com, and six new Technology Alliance integrations

•                  Completed SOC 2 Type II assessment for MobileIron Cloud with a 100% pass rate across 500+ criteria.

Channels

•                  Grew our global channel with Bell Canada (Canada), TeliaSonera (Nordics), and Vizstone (Australia)

•                  Launched MobileIron Cloud offering with Deutsche Telekom

•                  Named Best Mobility Partner for 2014 by Orange Business Services

•                  Our largest reseller AT&T, represented approximately 20% of GAAP revenue for the quarter

Milestones and Recognition

•                  Granted Patent 8,949,201: Self-removal of Enterprise App Data

•                  Selected as a Reader Trust Award finalist in the Best Mobile Security Solution category for the SC Awards 2015

•                  Named a Champion by Info-Tech Research Group in its Vendor Landscape of Enterprise Management Mobility.

•                  Chosen by more law firms than any other MDM vendor in 2014 International Legal Technology Association (ILTA) Technology Survey

Financial Outlook

The company is providing the following outlook for its fiscal second quarter 2015 (ending June 30, 2015):

•                  Total billings are expected to be between $37 million and $39 million

•                  Total non-GAAP revenue is expected to be between $33 million and $34 million, and GAAP revenue is expected to be between $33.6 million and $34.6 million

•                  Non-GAAP operating expenses are expected to be between $49.5 million and $51.0 million

The company is providing the following outlook for its fiscal year 2015 (ending December 31, 2015):

•                  Total billings are expected to be between $165 million and $180 million

•                  Total non-GAAP revenue is expected to be between $140 million and $150 million, and GAAP revenue is expected to be between $141.8 million and $151.8 million

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, amortization of intangible assets, and perpetual license revenue recognized from licenses delivered prior to 2013.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2014 and 2015 and non-GAAP results included in this press release.

Conference Call and Webcast

MobileIron will host a conference call and live webcast at 1:30 p.m. Pacific Daylight Time (4:30 p.m. EDT) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing 1-855-327-6837 in the U.S. or 1-778-327-3988 from international locations. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com/. A replay will be available through the same link or by dialing (858) 384-5517 and referencing conference ID#904300 through May 30, 2015.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding MobileIron’s revenue and other GAAP and non-GAAP financial metrics and other statements regarding trends in the company’s business, including statements regarding MobileIron’s GAAP and non-GAAP revenue and operating expense targets, growth in our customer base, increasing customer adoption, and expected benefits from new product offerings. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including MobileIron’s limited operating history, quarterly fluctuations in MobileIron’s operating results, MobileIron’s need to develop new solutions and enhancements to compete in rapidly evolving markets, product defects, competitive pressures, product mix shift, customer adoption, changes by operating system providers and mobile device manufacturers, MobileIron’s inability to manage growth, the quality of MobileIron support, and MobileIron’s reliance on channel partners.

Additional information on potential factors that could affect MobileIron’s financial results is included in our SEC filings, including our reports on Forms 10-K, 10-Q and 8-K and other filings that we make with the SEC from time to time. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About MobileIron

MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

“MobileIron” and the MobileIron Planet M logo are registered trademarks of MobileIron, Inc. in the United States and other countries. Trade names, trademarks, and service marks of other companies that are used in this press release belong to their respective owners.

Financial Results

MOBILEIRON, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND MARCH 31, 2015

(Amounts in thousands)

(Unaudited)

	December 31, 2014	March 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$104,287	$96,702
Short-term investments	13,869	20,369
Accounts receivable - net	34,676	29,998
Prepaid expenses and other current assets	4,018	7,018
Total current assets	156,850	154,087
Long-term investments	22,220	15,370
Property and equipment - net	3,978	4,355
Intangible assets - net	2,132	1,908
Goodwill	5,475	5,475
Other assets	1,187	1,624
Total Assets	$191,842	$182,819

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,137	$4,860
Accrued expenses	21,169	14,143
Deferred revenue - current	44,096	46,921
Total current liabilities	66,402	65,924
Deferred revenue - noncurrent	10,078	10,173
Other long-term liabilities	268	276
Total liabilities	76,748	76,373
Stockholders’ Equity:
Common stock	8	8
Additional paid-in capital	305,809	318,121
Accumulated deficit	(190,723)	(211,683)

Total stockholders’ equity	115,094	106,446

Total Liabilities and Stockholders’ Equity	$191,842	$182,819

MOBILEIRON, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2015

(Amounts in thousands, except for per share data)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2015
Revenue:
Perpetual license	$14,675	$12,059
Subscription	5,966	10,197
Software support and services	7,572	11,238
Total revenue (1)	28,213	33,494
Cost of revenue:
Perpetual license (2)	1,111	599
Subscription (1)	1,240	1,739
Software support and services (1)	2,886	4,157
Total cost of revenue	5,237	6,495
Gross profit	22,976	26,999
Operating expenses:
Research and development (1)	10,299	13,501
Sales and marketing (1)	21,764	25,805
General and administrative (1)	4,608	8,398
Amortization of intangible assets (2)	52	—
Total operating expenses	36,723	47,704
Operating loss	(13,747)	(20,705)
Other expense - net	97	122
Loss before income taxes	(13,844)	(20,827)
Income tax expense	118	133
Net loss	$(13,962)	$(20,960)

Net loss per share, basic and diluted	$(1.23)	$(0.27)

Weighted-average shares used to compute net loss per share, basic and diluted	11,335	76,990

(1) Includes stock-based compensation expense as follows:
Contra-revenue	$25	$—
Cost of revenue
Subscription	15	91
Software support and services	86	339
Research and development	1,248	1,728
Sales and marketing	616	1,835
General and administrative	436	1,143
	$2,426	$5,136

(2) Includes amortization of intangible assets as follows:
Cost of revenue
Perpetual license	$69	$223
Operating expenses	52	—
	$121	$223

MOBILEIRON, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2015

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2015

Cash flows from operating activities:
Net loss	$(13,962)	$(20,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,426	5,136
Depreciation	484	578
Amortization of intangible assets	121	223
Loss on disposal of equipment	21	—
Changes in operating assets and liabilities:
Accounts receivable	2,052	4,678
Other current and noncurrent assets	(2,464)	(3,186)
Accounts payable	221	3,723
Accrued expenses and other long-term liabilities	(1,321)	(3,738)
Deferred revenue	2,085	2,920
Net cash used in operating activities	(10,337)	(10,626)

Cash flows from investing activities:
Purchase of property and equipment	(496)	(955)
Maturities of investment securities	—	4,500
Purchases of investment securities	—	(4,207)
Net cash used in investing activities	(496)	(662)

Cash flows from financing activities:
Amount drawn from revolving line of credit	3,300	—
Repayments of revolving line of credit	(4,300)	—
Net proceeds from issuance of preferred stock	1,994	—
Payments for deferred costs	(579)	—
Proceeds from employee stock purchase plan	—	1,582
Proceeds from exercise of stock options	1,289	2,121
Net cash provided by financing activities	1,704	3,703

Net increase in cash and cash equivalents	(9,129)	(7,585)
Cash and cash equivalents at beginning of period	73,573	104,287
Cash and cash equivalents at end of period	$64,444	$96,702

Non-GAAP financial measures and reconciliations

To supplement our financial results presented on a GAAP basis, we provide investors with certain non-GAAP financial measures, including gross billings, recurring billings, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, the amortization of intangible assets, and perpetual license revenue recognized from licenses delivered prior to 2013:

Perpetual license revenue recognized from licenses delivered prior to 2013:  We have excluded the effect of perpetual license revenue recognized from licenses delivered prior to 2013 from revenue, gross profit, gross margin, operating loss, operating margin, net loss, and net loss per share. Because we had not established vendor specific objective evidence, or VSOE, of fair value of software support and services prior to January 1, 2013, we recognized perpetual license revenue ratably over the term of the related software support agreement. Upon establishing VSOE on January 1, 2013, we began to recognize perpetual license revenue upon delivery assuming all other revenue recognition criteria are met. As a result, our perpetual license revenue includes amounts related to licenses delivered prior to 2013. Revenue from these perpetual licenses delivered prior to 2013 has declined over each quarter since the quarter ended March 31, 2013 and will continue to decline sequentially until it is fully amortized.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our gross profit, gross margin, operating loss, operating margin, net loss, and net loss per share. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our gross profit, gross margin, operating loss, operating margin, net loss, and net loss per share. Amortization of intangible assets is significantly affected by the timing and size of our acquisitions. Amortization of intangible assets will recur in future periods.

Non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share:  We believe that the exclusion of perpetual license revenue recognized from licenses delivered prior to 2013, stock-based compensation expense, and the amortization of intangible assets, as relevant, from revenue, gross profit, gross margin, operating loss, operating margin, net loss, and net loss per share provides useful measures for management and investors because revenue recognized from licenses delivered prior to 2013 has and will continue to significantly decline over time until it is fully amortized and stock-based compensation, and the amortization of intangible assets have been and can continue to be inconsistent in amount from period to period. We believe the inclusion of these items makes it difficult to compare periods and understand the growth and performance of our business. In addition, we evaluate our business performance and compensate management based on these non-GAAP measures. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by our competitors and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. Similarly, amortization of intangible assets has been and will continue to be a recurring expense and has and will continue to contribute to our revenue earned.

Gross and recurring billings and free cash flow:  Our non-GAAP financial measures also include: gross billings, which we define as total revenue plus the change in deferred revenue in a period; recurring billings, which we define as total revenue less perpetual license, hardware, and professional services revenue plus the change in deferred revenue for subscription and software support arrangements in a period, adjusted for nonrecurring perpetual license billings; and free cash flow, which we define as cash used in operating activities less the amount of property and equipment purchased. We consider gross billings to be a useful metric for management and investors because subscription billings, excluding MRC, and software support and services billings drive deferred revenue, which is an important indicator of future revenue. Similarly, we consider recurring billings to be a useful metric because it is an important indicator of the portion of our business that we would expect to recur each year. There are a number of limitations related to the use of gross and recurring billings versus revenue calculated in accordance with GAAP. First, gross and recurring billings include amounts that have not yet been recognized as revenue. Second, our calculation of gross and recurring billings may be different from other companies that report similar financial measures. Third, MRC is not reflected in billings or revenue at the time the deal is booked, but instead is billed each month (and revenue is recognized each month) based on active usage.  We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating gross and recurring billings together with revenue calculated in accordance with GAAP. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

MOBILEIRON, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands, except for per share data and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2015

Non-GAAP total revenue reconciliation:
GAAP total revenue	$28,213	$33,494
Perpetual license revenue recognized from licenses delivered prior to 2013	(1,558)	(771)
Non-GAAP total revenue	$26,655	$32,723

Non-GAAP gross profit reconciliation:
GAAP gross profit	$22,976	$26,999
Perpetual license revenue recognized from licenses delivered prior to 2013	(1,558)	(771)
Stock-based compensation expenses	101	430
Amortization of intangible assets	69	223
Non-GAAP gross profit	$21,588	$26,881

Non-GAAP gross margin reconciliation:
GAAP gross margin: GAAP gross profit over GAAP total revenue	81.4%	80.6%
GAAP to non-GAAP gross margin adjustments	(0.4)%	1.5%
Non-GAAP gross margin: non-GAAP gross profit over non-GAAP total revenue	81.0%	82.1%

Non-GAAP operating loss reconciliation:
GAAP operating loss	$(13,747)	$(20,705)
Perpetual license revenue recognized from licenses delivered prior to 2013	(1,558)	(771)
Stock-based compensation expenses	2,401	5,136
Amortization of intangible assets and impairment of IPR&D	121	223
Non-GAAP operating loss	$(12,783)	$(16,117)

Non-GAAP operating margin reconciliation:
GAAP operating margin: GAAP operating loss over GAAP total revenue	(48.7)%	(61.8)%
GAAP to non-GAAP operating margin adjustments	0.7%	12.5%
Non-GAAP operating margin: non-GAAP operating loss over non-GAAP total revenue	(48.0)%	(49.3)%

Non-GAAP net loss reconciliation:
GAAP net loss	$(13,962)	$(20,960)
Perpetual license revenue recognized from licenses delivered prior to 2013	(1,558)	(771)
Stock-based compensation expenses	2,401	5,136
Amortization of intangible assets and impairment of IPR&D	121	223
Non-GAAP net loss	$(12,998)	$(16,372)

MOBILEIRON, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands, except for per share data and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2015
Non-GAAP net loss per share reconciliation:
GAAP net loss per share	$(1.23)	$(0.27)
Perpetual license revenue recognized from licenses delivered prior to 2013	(0.14)	(0.01)
Stock-based compensation expenses	0.21	0.07
Amortization of intangible assets and impairment of IPR&D	0.01	0.00
Non-GAAP net loss per share	$(1.15)	$(0.21)

Gross billings reconciliation:
Total revenue	$28,213	$33,494
Total deferred revenue, end of period	42,836	57,094
Less: Total deferred revenue, beginning of period	(40,751)	(54,174)
Total change in deferred revenue	2,085	2,920
Gross billings	$30,298	$36,414

Recurring billings reconciliation:
Total revenue	$28,213	$33,494
Less: Perpetual license revenue	(14,675)	(12,059)
Less: Professional services revenue	(579)	(1,270)
Subscription and software support deferred revenue, end of period	33,947	53,115
Less: Subscription and software support deferred revenue, beginning of period	(30,468)	(49,194)
Total change in subscription and software support deferred revenue	3,479	3,921
Less: Adjustments	(680)	(475)
Recurring billings	$15,758	$23,611

Free cash flow reconciliation:
Cash used in operating activities	$(10,337)	$(10,626)
Purchase of property and equipment	(496)	(955)
Free cash flow	$(10,833)	$(11,581)

MOBILEIRON, INC.

SUPPLEMENTAL INFORMATION

(Amounts in thousands)

(Unaudited)

	31-Mar-14	30-Jun-14	30-Sep-14	31-Dec-14	31-Mar-15
GAAP Revenue
United States	$16,363	$17,621	$20,457	$17,683	$17,826
International	11,850	13,846	14,460	20,015	15,668
Total	$28,213	$31,467	$34,917	$37,698	$33,494

Gross billings	$30,298	$34,941	$38,240	$42,239	$36,414
Recurring billings	15,758	18,509	20,170	24,164	23,611
Non-GAAP gross profit	21,588	24,628	27,893	30,938	26,881
Non-GAAP operating loss	(12,783)	(13,391)	(11,111)	(10,943)	(16,117)
Free cash flow	(10,833)	(10,678)	(9,828)	(8,349)	(11,581)

Components of Deferred Revenue
Software support	$21,571	$23,544	$25,322	$29,213	$30,981
Subscription	12,376	14,682	17,213	19,981	22,134
Other deferred revenue	8,889	8,084	7,098	4,980	3,979
Total	$42,836	$46,310	$49,633	$54,174	$57,094

Investor Contact:

Samuel Wilson

MobileIron

ir@mobileiron.com

650-282-7555

Media Contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825